                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               February 9, 1995
- --------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                               HANDLEMAN COMPANY
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Michigan                      1-7923             38-1242806
- --------------------------------------     -----------     ---------------------
(State or other jurisdiction               (Commission       (IRS Employer
of incorporation)                          File Number)      Identification No.

                    500 Kirts Boulevard, Troy, Michigan           48084
- --------------------------------------------------------------------------------
                 (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code            (810) 362-4400
                                                   -----------------------------


                                Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)




                               Page 1 of 22 Pages

                           Exhibit Index is on Page 4

                                    FORM 8-K


Item 2.  Acquisition or Disposition of Assets.
- ---------------------------------------------

     On February 9, 1995, two majority owned subsidiaries of Handleman Company ("Handleman"), a Michigan corporation, purchased certain assets of Madacy Music Group, Inc. ("Madacy"), a Canadian corporation. In accordance with the terms and conditions of an Asset Purchase Agreement dated as of January 1, 1995, Madacy Music Group, Inc. ("Madacy US"), a Michigan corporation, acquired the assets of Madacy used in its business of licensing, duplicating, marketing, packaging and supplying music and video products outside of Canada. In accordance with the terms and conditions of an Asset Contribution Agreement dated as of January 1, 1995, 3100448 Canada Inc. ("Madacy Canada"), a Canadian corporation, acquired the assets of Madacy used in its business of licensing, duplicating, marketing, packaging and supplying music and video products within Canada. The assets acquired by Madacy US and Madacy Canada include machinery, equipment, tools, supplies, inventory, packaging, accounts receivable, certain license and distribution rights, purchase orders, customer commitments and goodwill. Madacy US and Madacy Canada will use the assets acquired to conduct the businesses previously conducted by Madacy. The transactions were effective as of January 1, 1995.

     The aggregate price for the assets acquired by Madacy US and Madacy Canada was approximately $31.7 million (in Canadian dollars) and the assumption of certain liabilities of Madacy. The consideration for the assets was determined through arm's-length negotiations among the parties.

     On February 9, 1995, approximately $24.7 million (in Canadian dollars) of the total consideration was paid by check. In addition, $7 million (in Canadian dollars) of the purchase price will be paid in installments over the next twelve months. The source of funds used is a $145 million (U.S. dollars) revolving credit arrangement with a consortium of banks with NBD Bank, as agent.


                               Page 2 of 22 Pages

                                   FORM 8-K


Item 7.  Financial Statements and Exhibits.

     (a) and (b) Financial Statements and Pro Forma Financial Information.

     Handleman hereby requests a 60-day extension from the date of this report for filing the required audited financial statements and pro forma financial information regarding the acquired assets and business formerly operated by Madacy, because providing such statements and information at this time is impracticable. It is expected that such statements and information will be filed, by amendment, on or before April 25, 1995. Handleman believes that, at this time, it is not appropriate to file any financial statements.

     (c)  Exhibits.

          2.1 Asset Purchase Agreement, dated as of January 1, 1995, between Madacy Music Group, Inc., a Canadian corporation, and Madacy Music Group, Inc., a Michigan corporation. The registrant has omitted the exhibits to the Asset Purchase Agreement, but has included a list briefly identifying the contents of these exhibits and agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.

          2.2 Asset Contribution Agreement, dated as of January 1, 1995 between Madacy Music Group, Inc., a Canadian corporation, and 3100448 Canada Inc., a Canadian corporation. The registrant has omitted the exhibits to the Asset Contribution Agreement, but has included a list briefly identifying the contents of these exhibits and agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HANDLEMAN COMPANY



                                     By:   /s/ STEPHEN STROME
                                        ----------------------------------------
                                           Stephen Strome
                                           President and Chief Executive Officer

Dated:  February 24, 1995


                               Page 3 of 22 Pages

                               INDEX TO EXHIBITS
                               -----------------



Exhibit
Number                             Exhibit                              Page No.
- -----                              -------                              --------
  2.1      Asset Purchase Agreement, dated as of January 1, 1995,
           between Madacy Music Group, Inc., a Canadian corporation,
           and Madacy Music Group, Inc., a Michigan corporation             5

  2.2      Asset Contribution Agreement, dated as of January 1, 1995, between Madacy Music Group, Inc., a Canadian corporation,
           and 3100448 Canada Inc., a Canadian corporation                  14

                               Page 4 of 22 Pages